                                                                 EXHIBIT (e)(8)

[LOGO]  The AIG Life Companies (U.S.)

                            EXECUTIVE ADVANTAGE/SM/

                     REALLOCATION and REBALANCING REQUEST


Insured:                                  Policyholder:
         -------------------------------                ---------------------------------------
         (Last Name, First Name,                        (Last Name, First Name,
         Middle Name)                                   Middle Name)
Policy Number:______________________                    Social Security No.:___________________

    . Restrictions on Subaccount Transfers are shown in the Certificate and Certificate Information pages.

    . The Policyholder may make 12 free transfers during a Certificate Year. A $25 transfer charge may be imposed on each subsequent transfer.

    . Transfers from the Guaranteed Account may be made to a Subaccount(s) only during the 60 day period that is 30 days before and 30 days after the end of each Certificate Anniversary.

    .  Transfers must be in whole dollars or whole percentages.

       Please rebalance the subaccounts to achieve the percentages indicated below. I understand that the subaccounts will only achieve these percentages on the date the transfers occur. Future charges and investment results will cause the balances to change. This form will also change future premium payments to be allocated as indicated below, until changed by the Owner.

                                                                        Percent
                                                                        --------
Guaranteed Account                                                      ________ %
   AllianceBernstein Variable Products Series Fund, Inc.
   Growth Portfolio.................................................... ________ %
   Growth and Income Portfolio......................................... ________ %
   Large Cap Growth Portfolio.......................................... ________ %
   Small Cap Growth Portfolio.......................................... ________ %
American Century Variable Portfolios, Inc.
   VP Income & Growth Fund............................................. ________ %
   VP International Fund............................................... ________ %
BlackRock Variable Series Funds, Inc.
   BlackRock Basic Value V.I. Fund..................................... ________ %
   BlackRock Fundamental Growth V.I. Fund.............................. ________ %
   BlackRock Government Income V.I. Fund............................... ________ %
   BlackRock Value Opportunities V.I. Fund............................. ________ %
Credit Suisse Trust
   Emerging Markets Portfolio.......................................... ________ %
   Global Small Cap Portfolio.......................................... ________ %
   International Focus Portfolio....................................... ________ %
   Large Cap Value Portfolio........................................... ________ %
   Mid-Cap Core Portfolio.............................................. ________ %
   Small Cap Core I Portfolio.......................................... ________ %
Fidelity Variable Insurance Products
   VIP Balanced Portfolio.............................................. ________ %
   VIP Contrafund Portfolio............................................ ________ %
   VIP Index 500 Portfolio............................................. ________ %
Franklin Templeton Variable Insurance Products Trust
   Money Market Fund- Class 1.......................................... ________ %
   Developing Markets Securities Fund- Class 2......................... ________ %
   Foreign Securities Fund- Class 2.................................... ________ %
   Growth Securities Fund - Class 2.................................... ________ %
Goldman Sachs Variable Insurance Trust
   Strategic International Equity Fund................................. ________ %
   Structured U.S. Equity Fund......................................... ________ %
J.P. Morgan Series Trust II
   Small Company Portfolio............................................. ________ %
The Universal Institutional Funds, Inc.
   Core Plus Fixed Income Portfolio.................................... ________ %
   Emerging Markets Equity Portfolio................................... ________ %
   High Yield Portfolio................................................ ________ %
   Mid Cap Growth Portfolio............................................ ________ %
   U.S. Mid Cap Value Portfolio........................................ ________ %
Neuberger Berman Advisers Management Trust
   AMT Partners Portfolio.............................................. ________ %
PIMCO Variable Insurance Trust
   High Yield Portfolio................................................ ________ %
   Long-Term U.S. Government Portfolio................................. ________ %
   Real Return Portfolio............................................... ________ %
   Short-Term Portfolio................................................ ________ %
   Total Return Portfolio.............................................. ________ %
Vanguard Variable Insurance Fund
   Total Bond Market Index Portfolio................................... ________ %
   Total Stock Market Index Portfolio.................................. ________ %
AIG Retirement Company I
   International Equities Fund......................................... ________ %
   Mid Cap Index Fund.................................................. ________ %
   Small Cap Index Fund................................................ ________ %


------------------------------------  -----------------------------------
Signature of Insured                  Signature of Policyholder (if
                                      other than Insured)
____________ ____, 20____
Date Signed
Rebalance, Executive Advantage(SM),
04/07